SCHEDULE 14C INFORMATION

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement Only

☐	Confidential, for Use of the Commission (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

GOAMERICA, INC.
(Name of Registrant as Specified in its Certificate of Incorporation)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

GOAMERICA, INC.

433 HACKENSACK AVENUE

HACKENSACK, NEW JERSEY 07601

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of GoAmerica, Inc., a Delaware corporation (hereinafter the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.01 per share (the “Common Stock”) and our Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”), voting together on an as-converted basis, have executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting approving, an amendment to our Fourth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to change our name from “GoAmerica, Inc.” to “Purple Communications, Inc.”

The accompanying information statement (this “Information Statement”), which describes the proposed name change in more detail, and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Under the Delaware General Corporation Law, our Certificate of Incorporation and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of a majority of the outstanding shares of our Common Stock and our Preferred Stock, voting together on an as-converted basis, is sufficient to approve the proposed name change. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the proposed name change will not be effected until at least twenty (20) calendar days following the mailing of the accompanying Information Statement to our stockholders.

Your consent regarding the proposed name change is not required and is not being solicited in connection with this corporate action. The accompanying Information Statement will serve as notice pursuant to Section 228(e) of the Delaware General Corporation Law and the Exchange Act of the approval by less than the unanimous written consent of the stockholders of the Company with respect to the proposed name change. We will first mail this Information Statement on or about January 21, 2009 to stockholders of record as of December 24, 2008.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO

SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR

INFORMATION PURPOSES ONLY.

By Order of the Board of Directors

/s/ Daniel R. Luis
Daniel R. Luis,
Chief Executive Officer

January 16, 2009

GOAMERICA, INC.

433 HACKENSACK AVENUE

HACKENSACK, NEW JERSEY 07601

INFORMATION STATEMENT PURSUANT TO SCHEDULE 14C

THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION

PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS

REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE

NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A

PROXY. THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION

STATEMENT IS JANUARY 21, 2009.

GoAmerica, Inc., a Delaware corporation (hereinafter the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that our Board of Directors (our “Board”) has previously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.01 per share (the “Common Stock”), and our Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”), voting together on an as-converted basis, have previously executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting approving, an amendment to our Fourth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to change our name from “GoAmerica, Inc.” to “Purple Communications, Inc.” No vote or other action is requested or required on your part.

BRIEF QUESTIONS AND ANSWERS REGARDING THE PROPOSED NAME CHANGE

Q1:	What actions were taken by the Action by Written Consent of the Stockholders in lieu of a Special Meeting?

A1:	Pursuant to the Action by Written Consent of the Stockholders in Lieu of a Special Meeting, dated as of December 2, 2008, our stockholders holding at least a majority of the issued and outstanding shares of our Common Stock and Preferred Stock, voting together on an as-converted basis, approved an amendment to our Certificate of Incorporation to change our name from “GoAmerica, Inc.” to “Purple Communications, Inc.” (the “Name Change Amendment”). Additional information regarding the Name Change Amendment is set forth below in the section entitled “Approval of Name Change Amendment.”

Q2:	How many shares of Common Stock were voted in favor of the Name Change Amendment?

A2:

The approval of the Name Change Amendment by the written consent of our stockholders requires the consent of the holders of at least a majority of our outstanding shares of Common Stock and Preferred Stock, voting together on an as-converted basis. As of the date of the written consent of our stockholders, 9,184,387 shares of our

Common Stock were issued and outstanding and 7,736,944 shares of our Preferred Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote. Each of holder of our Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock so held could be converted. The outstanding shares of our Preferred Stock were convertible into 8,357,146 shares of Common Stock as of the date of the written consent of our stockholders. The holders of 13,166,809 shares of our Common Stock and Preferred Stock, on an as-converted basis, representing approximately Seventy-Five percent (75%) of the shares entitled to vote, executed the Action by Written Consent of the Stockholders in Lieu of a Special Meeting. Consequently, no additional votes are required to approve the Name Change Amendment.

Q3:	Why is the Company amending its Articles of Incorporation through a stockholder written consent in lieu of holding a stockholder meeting?

A3:	Under the Delaware General Corporation Law, our Articles of Incorporation and our bylaws, stockholder actions may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding Common Stock and Preferred Stock, on an as converted basis, is sufficient to approve and adopt the Name Change Amendment. The Company is not required to solicit the vote of any additional stockholders to effect the Name Change Amendment. However, the Company is obligated by the Delaware General Corporation Law and the federal securities laws to provide this Information Statement to you in connection with the Name Change Amendment.

Q4:	Has the Board approved the name change.

A4:	Yes. The Board approved the name change on October 30, 2008.

Q5:	When will the Name Change Amendment be effective?

A5:	The Name Change Amendment will become effective on the date it is filed with the Delaware Secretary of State, which we anticipate to be on or around February 11, 2009. In accordance with the federal securities laws, the proposed name change will not be effected until at least twenty (20) calendar days following the mailing of this Information Statement.

Q6:	Am I entitled to dissenter’s rights in connection with the name change?

A6:	No. The Delaware General Corporation Law does not provide for dissenter’s rights with respect to the Name Change Amendment.

APPROVAL OF NAME CHANGE AMENDMENT

Name Change Amendment

Our Board and a majority of the holders of our Common Stock and Preferred Stock, voting together on an as-converted basis, have approved an amendment to our Certificate of Incorporation to change our name from “GoAmerica, Inc.” to “Purple Communications, Inc.” The name change is being effected because our Board believes that the new name will unify the Company and its employees under a single name, vision, mission, and values; ensure unified communication of the vision, mission, and values Company wide; and establish a consistent brand message that is reflected across all of our service brands, which include Hands On VRS, IP-Relay, and i711.com. A copy of the proposed form of Certificate of Amendment of the Certificate of Incorporation is attached to this Information Statement as Exhibit A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of December 24, 2008 (the “Record Date”), about stockholders whom we believe are the beneficial owners of more than five percent of our outstanding Common Stock or Preferred Stock as well as information regarding stock ownership by our directors, executive officers, and directors and executive officers as a group.

As of the Record Date, 9,184,387 shares of our Common Stock were outstanding and 7,736,944 shares of Series A Preferred Stock, which were convertible into 8,357,146 shares of our Common Stock, were outstanding.

Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of Common Stock and Preferred Stock that he, she or it beneficially owns. The holders of our shares of Common Stock are entitled to one vote for each outstanding share on matters submitted to our stockholders. The holders of our shares of Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock so held could be converted. Shares covered by stock options are included in the table only to the extent that such options were exercisable as of the Record Date or become exercisable within 60 days after such date (i.e., which become exercisable by February 22, 2008).

Except as otherwise noted below, the address of each person or entity named in the following table is c/o GoAmerica, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership as of December 24, 2008 (1)		Percent of Class (2)
CCP A, L.P.(3)	8,352,192	(4)	48.4%

Clearlake Capital Partners, LLC, CCG Operations, LLC, Steven C. Chang and José E. Feliciano(3)	8,704,731	(5)	49.5%

Caymus Investment Group, LLC, Edmond Routhier, Steven Eskenazi, Matthew Ockner, William McDonagh, John Clark, Fritz Beesemyer, Greg Bronstein, Bill Coleman, Brendan McAninch, Kurt Schusterman, Raj Venkatesan and John Zeisler(6)	3,300,320	(7)	26.4%

Ronald and Denise Obray	2,431,134	(8)	20.9%

Steven C. Chang	8,704,731	(9)	49.5%

Aaron Dobrinsky	84,390	(10)	*

Behdad Eghbali	8,704,731	(11)	49.5%

Steven L. Eskenazi	472,091	(12)	4.9%

Christopher Gibbons	12,500	(13)	*

Daniel R. Luis	204,174	(14)	2.2%

William M. McDonagh	231,517	(15)	2.5%

Edmond Routhier	975,323	(16)	9.6%

John R. Ferron	63,292	(17)

Kathleen Q. Abernathy	12,500	(18)	*

All current directors and current executive officers as a group (11 persons)	10,066,079	(19)	52.3%

*	Less than one percent.
(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of stock shown as beneficially owned by such stockholder.
(2)	Applicable percentage of ownership is based on an aggregate of 9,184,387 shares of Common Stock outstanding on December 24, 2008, plus any stock options and warrants held by each such holder that are exercisable as of December 24, 2008 or become exercisable within 60 days after such date plus the aggregate number of shares of Common Stock into which any shares of Series A Preferred Stock held by the holder are convertible.
(3)	The business address of CCP A, L.P., Clearlake Capital Partners, LLC, CCG Operations, LLC and Messrs. Chang, Eghbali and Feliciano is 650 Madison Avenue, 23rd Floor, New York, New York 10022.
(4)	These shares include 297,585 shares of Common Stock and 7,456,480 shares of Series A Preferred Stock held directly by CCP A, L.P. (“CCP A”). The shares of Series A Preferred Stock accrue cumulative cash dividends of 8% per annum, compounded quarterly. In the event that there are any accrued dividends that have not been paid in cash at the time a share of Series A Preferred Stock is converted into Common Stock, the holder of the share of Series A Preferred Stock being converted is entitled to receive a number of additional shares of Common Stock equal to such accrued but unpaid dividends divided by the then-applicable conversion price (currently $5.17). As of December 24, 2008, the 7,456,480 shares of Series A Preferred Stock, together with accrued and unpaid dividends thereon, were convertible into 8,054,607 shares of Common Stock.
(5)

These shares include 7,736,944 shares of Series A Preferred Stock. The Series A Preferred Stock accrues a cumulative dividend of 8% per annum. In the event that any accrued dividends have not been paid in cash upon conversion of the Series A Preferred Stock into Common Stock, the holder of Series A Preferred Stock being converted is entitled to receive a number of additional shares of Common Stock equal to such accrued but unpaid dividends divided by the then-applicable conversion price (currently $5.17). As of December 24, 2008, the 7,736,944 shares of Series A Preferred Stock were convertible into 8,357,146 shares of Common Stock. CCP A holds 7,456,480 of these shares directly. These shares may also be deemed to be beneficially owned by Clearlake Capital Partners, LLC (“Clearlake Capital”), CCG Operations, LLC (“CCG”), Steven C. Chang and Jose E. Feliciano because (i) Clearlake Capital is the general partner of CCP A, (ii) CCG is the managing member of Clearlake Capital and (iii) Mr. Chang and Mr. Feliciano are the managers of CCG. Clearlake Capital Partners I Co-Investment Fund, LLC (f/k/a Clearlake Capital GoAmerica Coinvestment, LLC

(“Clearlake Coinvestment”)) holds 280,464 of these shares directly. These shares may also be deemed to be beneficially owned by Clearlake Capital, CCG, Steven C. Chang and Jose E. Feliciano because (i) Clearlake Capital Group, L.P. is the manager of Clearlake Coinvestment, (ii) CCG is the general partner of Clearlake Capital Group, L.P., (iii) CCG is the managing member of Clearlake Capital and (iv) Mr. Chang and Mr. Feliciano are the managers of CCG. The shares listed also include the following: 25,000 shares of Common Stock issuable upon exercise of stock options that were granted to Mr. Chang in his capacity as director of the Company and that were issued to CCG at Mr. Chang’s request; and 25,000 shares of Common Stock issuable upon exercise of stock options were granted to Behdad Eghbali in his capacity as director of the Company and that were issued to CCG at Mr. Eghbali’s request, all of which are exercisable as of December 24, 2008, or become exercisable within 60 days after such date. Finally, the listed shares also include 297,585 shares of Common Stock held of record by CCP A. These options and shares of Common Stock may also be deemed to be beneficially owned by Clearlake Capital, CCG, Mr. Chang and Mr. Feliciano because (i) Mr. Chang and Mr. Eghbali are employees of Clearlake Capital, (ii) CCG is the managing member of Clearlake Capital and (iii) Mr. Chang and Mr. Feliciano are the managers of CCG. Each of the reporting persons disclaims beneficial ownership of the reported securities, except to the extent of their pecuniary interest therein.

(6)	The business address of Caymus Investment Group, LLC (“Caymus”) and the above-mentioned parties is c/o Edmond Routhier, 595 Menlo Drive, Rocklin, California, 95765.
(7)	Based on the information set forth in a Schedule 13D filed 2008 with the SEC on January 23, 2008, Caymus is the beneficial owner of 453,047 shares of Common Stock. Mr. Routhier is the sole managing member of Caymus and, as a result of his position, has the power to cause the voting and/or disposition of the shares beneficially owned by Caymus. Caymus and Mr. Routhier have voting and dispositive power over the entire 453,047 shares. Each individual has sole voting power over the following shares of Common Stock registered in such person’s name: Mr. Beesemyer: 49,178 shares; Mr. Bronstein: 126,752 shares; Mr. Clark: 370,771 shares; Mr. Coleman: 116,251 shares; Mr. Eskenazi: 447,091 shares; Mr. McAninch: 56,937 shares; Mr. McDonagh: 206,517 shares; Mr. Ockner: 398,204 shares; Mr. Routhier: 875,323 shares; Mr. Schusterman: 67,975 shares; Mr. Venkatesan: 24, 588 shares; and Mr. Zeisler: 107,686 shares. These individuals have shared dispositive power over the entire 3,300,320 shares pursuant to a Transfer Restriction Agreement, dated December 21, 2007 (the “Transfer Restriction Agreement”). Pursuant to the Transfer Restriction Agreement, the reporting persons agreed not to sell, transfer or otherwise dispose of any of their reported shares (which were acquired in connection with GoAmerica’s acquisition of Hands On by merger) for a period of four years following consummation of the merger, unless the shares are sold, transferred or otherwise disposed of in concert on a per rata basis at the direction of at least two of the three individuals: Messrs. Eskenazi, Ockner or Routhier. Each individual disclaims beneficial ownership of all shares except those held in his name over which he has sole voting power.
(8)	Based on information set forth in a Schedule 13D filed with the SEC on January 22, 2008, the Obrays have shared and dispositive power over the entire 2,431,134 shares of Common Stock.
(9)	Steven C. Chang is an employee of and holds the title of Manager at CCG, which serves as Managing Member of Clearlake Capital, which serves as General Partner of CCP A, and which is the registered holder of 7,736,944 shares of Series A Preferred Stock and 297,585 shares of Common Stock. The shares of Series A Preferred Stock accrue cumulative cash dividends of 8% per annum, compounded quarterly. In the event that there any accrued dividends that have not been paid in cash at the time a share of Series A Preferred Stock is converted into Common Stock, the holder of the share of Series A Preferred Stock being converted is entitled to receive a number of additional shares of Common Stock equal to such accrued but unpaid dividends divided by the then-applicable conversion price (currently $5.17). As of December 24, 2008, the 7,736,944 shares of Series A Preferred Stock, together with accrued and unpaid dividends thereon, were convertible into 8,357,146 shares of Common Stock. Steven C. Chang disclaims beneficial ownership of the 7,736,944 shares of Series A Preferred Stock and 297,585 shares of Common Stock beneficially owned by CCG, Clearlake Capital and CCP A, except to the extent of his pecuniary interest therein. Includes 25,000 shares of Common Stock covered by stock options that were granted to Mr. Chang in his capacity as director of the Company that were issued to CCG at Mr. Chang’s request; and 25,000 shares of Common Stock issuable upon exercise of stock options that were granted to Mr. Eghbali in his capacity as director of the Company that were issued to CCG at Mr. Eghbali’s request as of December 24, 2008 or within 60 days after such date.
(10)	Includes five shares of Common Stock held for the benefit of Mr. Dobrinsky’s minor children, and 33,065 shares of Common Stock covered by options exercisable by Mr. Dobrinsky as of December 24, 2008 or within 60 days after such date.
(11)

Behdad Eghbali is an employee of and holds the title of Authorized Person at CCG, which serves as Managing Member of Clearlake Capital, which serves as General Partner of CCP A, which is the registered holder of 7,736,944 shares of Series A Preferred Stock and 297,585 shares of Common Stock. The shares of Series A Preferred Stock accrue cumulative cash dividends of 8% per annum, compounded quarterly. In the event that there any accrued dividends that have not been paid in cash at the time a share of Series A Preferred Stock is converted into Common Stock, the holder of the share of Series A Preferred Stock being converted is entitled to receive a number of additional shares of Common Stock equal to such accrued but unpaid dividends divided by the then-applicable conversion price (currently $5.17). As of December 24, 2008, the 7,736,944 shares of Series A Preferred Stock, together with accrued and unpaid dividends thereon, were convertible into 8,357,146 shares of Common Stock. Behdad Eghbali disclaims beneficial ownership of the 7,736,944 shares of Series A Preferred Stock and 297,585 shares of Common Stock beneficially owned by CCG, Clearlake Capital and CCP A, except to the extent of his pecuniary interest therein. Includes 25,000 shares of Common Stock covered by stock options that were granted to Mr. Chang in his capacity as director of the Company that were issued to CCG at Mr. Chang’s request; and 25,000 shares of Common Stock issuable upon exercise of stock options that were granted to Mr. Eghbali in his capacity as director of the Company that were issued to CCG at Mr. Eghbali’s request as of December 24, 2008 or within 60 days after such date.

(12)	Includes 25,000 shares of Common Stock covered by options exercisable by Mr. Eskenazi as of December 24, 2008 or within 60 days after such date. Excludes 48,356 shares of Series A Preferred Stock, which are currently convertible into 52,221 shares of Common Stock, held by Clearlake Coinvestment, of which Mr. Eskenazi is a member. Mr. Eskenazi disclaims beneficial ownership of such 48,356 shares of Series A Preferred Stock held by Clearlake Coinvestment, except to the extent of his pecuniary interest therein.
(13)	Includes 12,500 shares of Common Stock covered by options exercisable by Mr. Gibbons as of December 24, 2008 or within 60 days of such date.
(14)	Includes 108,333 shares of Common Stock covered by options exercisable by Mr. Luis as of December 24, 2008 or within 60 days after such date.
(15)	Includes 25,000 shares of Common Stock covered by options exercisable by Mr. McDonagh as of December 24, 2008 or within 60 days after such date. Excludes 48,356 shares of Series A Preferred Stock, which are currently convertible into 52,221 shares of Common Stock, held by Clearlake Coinvestment, of which Mr. McDonagh is a member. Mr. McDonagh disclaims beneficial ownership of such 48,356 shares of Series A Preferred Stock held by Clearlake Coinvestment, except to the extent of his pecuniary interest therein.
(16)	Includes 100,000 shares of Common Stock covered by options exercisable by Mr. Routhier as of December 24, 2008 or within 60 days after such date.
(17)	Includes 57,292 shares of Common Stock subject to options exercisable by Mr. Ferron, the Company’s Chief Operating Officer, as of December 24, 2008 or within 60 days after such date.
(18)	Includes 12,500 shares of Common Stock covered by options exercisable by Ms. Abernathy as of December 24, 2008 or within 60 days after such date.
(19)	See the footnotes above.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Name Change Amendment, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock (including options to purchase our capital stock) set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” None of our directors opposed the Name Change Amendment.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. Brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: 773 San Marin Drive, Suite 2210, Novato, CA 94945 Attn: Corporate Secretary.

MISCELLANEOUS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at 415-408-2300 or by mail to our address at 773 San Marin Drive, Suite 2210, Novato, CA 94945 Attn: Corporate Secretary. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GOAMERICA, INC.,

a Delaware corporation

(pursuant to Section 242 of the Delaware General Corporation Law)

GoAmerica, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), through its duly authorized officers and by authority of its Board of Directors does hereby certify:

FIRST: That in accordance with the provisions of Section 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Fourth Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article I of the Fourth Amended and Restated Certificate of Incorporation is hereby amended and restated to read in full as follows:

“ARTICLE I

The name of the corporation (hereinafter, the “Corporation”) is “Purple Communications, Inc.”

SECOND: That thereafter, the holders of the necessary number of shares of capital stock of the Corporation gave their written consent in favor of the foregoing amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

THIRD: That the amendment of the Fourth Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, GoAmerica, Inc. has caused this Certificate of Amendment to be signed by Michael J. Pendergast, its duly authorized General Counsel and Secretary, this              day of February, 2009.

Michael J. Pendergast,
Corporate Secretary

A-1